                                                                  EXHIBIT 10(20)

                              KEEP-WELL AGREEMENT
                              -------------------


          This Keep-Well Agreement ("Agreement") is made as of September 15, 1995, by MGM Grand, Inc., a Delaware corporation and Primadonna Resorts, Inc., a Nevada corporation (each a "Maintaining Party" and collectively, "Maintaining Parties"), jointly and severally, in favor of Bank of America National Trust and Savings Association, as Managing Agent, in favor of the Banks under the Loan Agreement described below and in favor of the Equipment Lessors under the Equipment Lease defined in the Loan Agreement.

                                    RECITALS
                                    --------

          A. Pursuant to the Construction/Revolving Loan Agreement of even date herewith by and among New York-New York Hotel, LLC, a Nevada limited liability company ("Borrower"), the lenders from time to time party thereto (collectively, the "Banks" and individually, a "Bank"), First Interstate Bank of Nevada, as Co-Agent, and Bank of America National Trust and Savings Association, as Managing Agent (as such agreement may from time to time be extended, modified, renewed, restated, supplemented or amended, the "Loan Agreement"), the Banks have agreed to extend certain credit facilities to Borrower.

          B. The Loan Agreement provides, as a condition precedent to the Banks' obligation to extend credit facilities to Borrower, that Maintaining Parties shall enter into this Agreement, and shall make or cause to be made Cash Equity Contributions to the Borrower in the amounts and under the terms and conditions set forth herein.

          C. The Loan Agreement contemplates that a portion of the financing for the construction of the Project will be in the form of the Equipment Lease covering the Leased Equipment. Maintaining Parties and the Banks agree that the Equipment Lessors shall also have the benefit of this Agreement on a proportional basis with the Banks.

          D. Maintaining Parties expect to realize direct and indirect benefits as a result of the availability of the aforementioned credit facilities.

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in order to induce the Banks to extend credit facilities to Borrower under the Loan Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Maintaining Parties hereby agree as follows:

          1.   Definitions.  This Agreement is the Keep-Well Agreement referred
               -----------
to in the Loan Agreement. Terms defined in the Loan Agreement and not otherwise defined in this Agreement shall have the meanings defined for those terms in the Loan Agreement. As used in this Agreement, the following terms shall have the meanings respectively set forth after each:

          "Bankruptcy Code" shall mean Title 11 of the United States Code as
           ---------------
amended from time to time.

          "Insolvency Proceeding" shall mean any case or proceeding, voluntary
           ---------------------
or involuntary, under the Bankruptcy Code, or any similar existing or future law of any jurisdiction, state or federal, relating to bankruptcy, insolvency, reorganization or relief of debtors.

          2.   Keep-Well Agreement.  For as long as the Loan Agreement remains
               -------------------
in effect or any of the Obligations under the Loan Agreement remain outstanding, whether before or after the commencement of an Insolvency Proceeding, if Borrower fails to be in compliance with either of the financial ratio covenants set forth in Section 6.11 of the Loan Agreement (the "Leverage Ratio") or
             ------------
Section 6.12 of the Loan Agreement (the "Fixed Charge Coverage Ratio"), the
------------
Maintaining Parties shall make or cause to be made Cash Equity Contributions to Borrower in an amount determined in accordance with the following:

(a) With respect to the Leverage Ratio, $2 shall be subtracted from the numerator and $1 shall be added to the denominator of such financial ratio until the resulting hypothetical financial ratio is in compliance with
     Section 6.11 of the Loan Agreement. The amount of the required Cash Equity
     ------------
     Contribution shall be the sum of (i) the absolute value of the amounts subtracted from the numerator and (ii) the amounts added to the denominator.

(b)       With respect to the Fixed Charge Coverage Ratio, the amount of the required Cash Equity Contribution shall be the amount which, when added to the numerator of such financial ratio, will result in a hypothetical financial ratio in compliance with Section 6.12 of the Loan
                                                     ------------
     Agreement.

(c) If the failure to comply with any such financial ratio occurs during the first four fiscal quarters following the Completion Date, the calculations under (a) and (b) shall be made using actual Borrower EBITDA for the Fiscal Quarters that have been completed and proforma Borrower EBITDA for future Fiscal Quarters computed on the basis of each such Fiscal Quarter contributing twenty five percent (25%) of the level of the Borrower EBITDA as would be sufficient to avoid the Maintaining Parties from having to make or cause to be made Cash Equity Contributions under this Agreement.

(d) If Borrower is not in compliance with either of the financial ratio covenants, then the required Acceptable Cash Equity contribution shall be based on whichever (but not both) covenant calculation requires the greater contribution.

(e)       Maintaining Parties shall make the Cash Equity Contributions required hereby not later than five (5) Banking Days following the earlier of the date on which Borrower delivers the quarterly or annual financial statements of Borrower and its Subsidiaries to Managing Agent pursuant to
     Section 8.1 of the Loan Agreement or the date such statements are required
     -----------
     to be delivered pursuant to said Section 8.1.
                                      -----------

(f)       Upon the making of such Cash Equity Contribution, Borrower shall be deemed to be in compliance with Sections 6.11 and 6.12 of the Loan
                                              -------------     ----
     Agreement as of the date of non-compliance. In addition, the amount thereof attributable to the amounts added to the denominator of the Leverage Ratio or the amount added to the numerator of the Fixed Charge Coverage Ratio, as applicable, shall be "Deemed EBITDA" for the applicable fiscal quarter for purposes of determining future compliance with both such financial ratio covenants (but not for determining the Applicable Pricing Level).

(g) Cash Equity Contributions made under the Completion Guaranty will not count for purposes of this Agreement, and vice versa.

          The obligations of the Maintaining Parties under this Section 2 and
                                                                ---------
under Section 3 below are joint and several.
      ---------

          3.   Payment Provisions in the Event of Bankruptcy.  In the event that
               ---------------------------------------------
the Borrower becomes subject to an Insolvency Proceeding, notwithstanding
Section 2, Maintaining Parties guarantee and agree that so long as Borrower
---------
remains subject to such Insolvency Proceeding:

(a)       If Borrower fails to be in compliance with the Leverage Ratio or the Fixed Charge Ratio, the Maintaining Parties shall make Cash payments in the amounts calculated under Section 2 into an interest-bearing deposit
                                     ---------
     account designated and controlled exclusively by the Managing Agent (the "Deposit Account") in which the Managing Agent is hereby granted a security interest for the benefit of the Banks as to the Banks' Percentage and for the benefit of the Equipment Lessors as to the Equipment Lessors' Percentage. The Deposit Account is intended to be a "deposit account" for the purposes of Nevada Revised Statutes ("NRS") 40.430.4(g). Such funds shall be held in the Deposit Account as additional Collateral for the Obligations under the Loan Agreement as to the Banks' Percentage and for the benefit of the Equipment Lessors as to the Equipment Lessors' Percentage; provided that, if requested by Borrower, such funds (i) shall
                 --------
     be applied to payment of the Obligations as to the Banks' Percentage and to prepayment of the obligations under the Equipment Lease as to the Equipment Lessors' Percentage and/or (ii) shall be applied, with the approval of the Requisite Banks (which shall not be unreasonably withheld) to payment of such other obligations of Borrower incurred in the ordinary course for the acquisition of goods or services which have enhanced or maintained the value of the Collateral covered by the Collateral Documents.

(b) The Cash payments into the Deposit Account and the funds therein shall be free and clear of any third party claims thereto, including any claims by Borrower as a third party beneficiary under this Agreement. The Maintaining Parties and the Managing Agent on behalf of the Banks specifically agree that Borrower is not an intended third party beneficiary to this Agreement and that Borrower has no rights under this Agreement.

(c)       If, notwithstanding Section 3(a) or 3(b) above, Borrower
                              ------------    ----
     asserts in an Insolvency Proceeding that it holds the right under this Agreement to have Cash Equity Contributions made to it directly or that funds in the Deposit Account deposited pursuant to Section 3(a) are not
                                                        ------------
     collateral solely for the Obligations under the Loan Agreement, then this Agreement shall automatically become a continuing unconditional guaranty by the Maintaining Parties of the full and timely payment when due of the Obligations under the Loan Agreement to the extent and in the amount of the Banks' Percentage of the Cash Equity Contributions that have been made and are required to be made pursuant to this Agreement and of the obligations under the Equipment Lease to the extent and in the amount of the Equipment Lessors' Percentage of such Cash Equity Contributions.

          4.   Proof of Damages.  If the Maintaining Parties shall at any time
               ----------------
and from time to time fail to perform or comply with any of their obligations contained herein and if for any reason the Banks have failed to receive when due and payable (whether at stated maturity, by acceleration, or otherwise) the payment of all or any part of principal or interest or any other amount payable by Borrower under the Loan Agreement, then in each such case (i) it shall be assumed conclusively without necessity of proof that such failure by the Maintaining Parties was the sole and direct cause of the Banks failing to receive such payment when due (to the extent of the failure of the Maintaining Parties to perform their obligations contained herein) irrespective of any other contributing or intervening cause whatsoever, and (ii) the Maintaining Parties further irrevocably waive to the fullest extent permitted by Law any right or defense the Maintaining Parties may have to cause the Banks to prove the cause or amount of such damages or to mitigate the same.

          5.   Rights of the Managing Agent.  Each Maintaining Party authorizes
               ----------------------------
the Managing Agent and the Banks to perform any or all of the following acts at any time in their sole discretion, all without notice to Maintaining Party and without affecting Maintaining Parties' obligations under this Agreement:

(a) The Managing Agent and the Banks may alter any terms of the Loan Documents to which Maintaining Parties are not a party, including renewing, compromising, extending or accelerating, or otherwise changing the time for payment of, or increasing or decreasing the rate of interest on, the Loans or any part of them.

(b) The Managing Agent and the Banks may take and hold security for the Loans or this Agreement, accept additional or substituted security for either, and subordinate, exchange, enforce, waive, release, compromise, fail to perfect and sell or otherwise dispose of any such security.

(c) The Managing Agent and the Banks may direct the order and manner of any sale of all or any part of any security now or later to be held for the Loans or this Agreement, and may also bid at any such sale.

(d) The Managing Agent and the Banks may apply any payments or recoveries from Borrower, any Maintaining Party or any other source, and any proceeds of any security, to Borrower's obligations under the Loan Documents in such manner, order and priority as they may elect, whether or not those obligations are guarantied by this Agreement or secured at the time of the application.

(e) The Managing Agent and the Banks may release Borrower of its liability for the Loans or any portion thereof.

(f) The Managing Agent and the Banks may substitute, add or release any one or more guarantors or endorsers.

(g) In addition to the Loans, the Managing Agent and the Banks may extend other credit to Borrower, and may take and hold security for the credit so extended, all without affecting Maintaining Parties' liability under this Agreement.

(h) The Managing Agent and the Banks may change the terms or conditions of disbursement of the Loans.

(i) The Managing Agent and the Banks may advance additional funds to Borrower for purposes related to those of the Loan Documents.

          6.   Agreement to be Absolute.  Maintaining Parties expressly agree
               ------------------------
that for as long as the Loan Agreement remains in effect or any of the Obligations under the Loan Agreement remain outstanding, Maintaining Parties shall not be released from their obligations hereunder by or because of:

(a) Any act or event which might otherwise discharge, reduce, limit or modify Maintaining Parties' obligations under this Agreement;

(b) Any waiver, extension, modification, forbearance, delay or other act or omission of the Managing Agent or the Banks, or any failure to proceed promptly or otherwise as against Borrower, any Maintaining Party or any security;

(c) Any action, omission or circumstance which might increase the likelihood that Maintaining Parties may be called upon to perform under this Agreement or which might affect the rights or remedies of Maintaining Parties as against Borrower; or

(d) Any dealings occurring at any time between Borrower, the Managing Agent or any Bank, whether relating to the Loans or otherwise.

          Maintaining Parties hereby expressly waive and surrender any defense to their liability under this Agreement based upon any of the foregoing acts, omissions, agreements, waivers or matters. It is the purpose and intent of this

Agreement that the obligations of Maintaining Parties under it shall be absolute and unconditional under any and all circumstances.

          7.   Maintaining Parties' Waivers.  Maintaining Parties waive:
               ----------------------------

(a) All statutes of limitations as a defense to any action or proceeding brought against Maintaining Parties by the Managing Agent or any Bank, to the fullest extent permitted by Law;

(b) Any right they may have to require the Managing Agent or the Banks to proceed against Borrower, proceed against or exhaust any security held from Borrower, or pursue any other remedy in their power to pursue;

(c) Any defense based on any claim that Maintaining Parties' obligations exceed or are more burdensome than those of Borrower;

(d) Any defense based on: (i) any legal disability of Borrower, (ii) any release, discharge, modification, impairment or limitation of the liability of Borrower under the Loan Documents from any cause, whether consented to by the Managing Agent or any Bank or arising by operation of Law or from any Insolvency Proceeding, (iii) any rejection or disaffirmance of the Loans or any security held for the Loans, in any Insolvency Proceeding and
     (iv) Maintaining Parties' rights under NRS 104.3605, Maintaining Parties specifically agreeing that this clause (iv) shall constitute a waiver of discharge under NRS 104.3605;

(e) Any defense based on any action taken or omitted by the Managing Agent or any Bank in any Insolvency Proceeding involving Borrower, including any election to have a claim allowed as being secured, partially secured or unsecured, any extension of credit by the Managing Agent or any Bank to Borrower in any Insolvency Proceeding, and the taking and holding by the Managing Agent or any Bank of any security for any such extension of credit;

(f) All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Agreement and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind except for any demand or notice expressly provided for in Section 1;
                                                    ---------

(g) Any defense based on or arising out of any defense that Borrower may have to the payment or performance of the Loans or any portion of the Loans; and

(h) Any defense or benefit based on NRS 40.430 and judicial decisions relating thereto and NRS 40.451 et seq. and judicial decisions relating
                                     -- ---
     thereto, Maintaining Parties agreeing that the waiver in this paragraph (h) is intended to take advantage of the two (2) waivers permitted by NRS
     40.495 (1) and (2) to the maximum extent permitted.

          8.   Waivers of Subrogation and Other Rights.
               ---------------------------------------

(a) Upon the occurrence of any Event of Default, the Managing Agent in its sole discretion, without prior notice to or consent of Maintaining Parties, may elect to: (i) foreclose either judicially or nonjudicially against any real or personal property security for the Loans, (ii) accept a transfer of any such security in lieu of foreclosure, (iii) compromise or adjust the Loans or any part thereof or make any other accommodation with Borrower or any other guarantor, or (iv) exercise any other remedy against Borrower or any security. No such action by the Managing Agent or any Bank shall release or limit the liability of Maintaining Parties, who shall remain liable under this Agreement after the action, even if the effect of the action is to deprive Maintaining Parties of any subrogation rights, rights of indemnity, or other rights to collect reimburse ment from Borrower for any sums paid to the Managing Agent or the Banks, whether contractual or arising by operation of Law or otherwise. Maintaining Parties expressly waive any defenses or benefits that may be derived from NRS Section 40.430 and judicial decisions relating thereto and NRS 40.451, et seq. and
                                                             -- ---
     judicial decisions relating thereto, or comparable provisions of Nevada Law which are comparable to California Civil Procedure (S)(S) 580a, 580b, 580d, or 726 or comparable provisions of the Laws of any other jurisdiction, and all other suretyship defenses they otherwise might or would have under Nevada Law or other applicable Law. Maintaining Parties expressly agree that under no circumstances shall they be deemed to have any right, title, interest or claim in or to any real or personal property to be held by the Managing Agent or any Bank or any third party after any foreclosure or transfer in lieu of foreclosure of any security for the Loans.

(b)       Regardless of whether Maintaining Parties may have made any payments to the Managing Agent or any Bank, Maintaining Parties hereby waive: (i) all rights of subrogation, all rights of indemnity, and any other rights to collect reimbursement from Borrower for any sums paid to the Managing Agent or any Bank, whether contractual or arising by operation of Law (including the United States Bankruptcy Code or any successor or similar statute) or otherwise, (ii) all rights to enforce any remedy that the Managing Agent or any Bank may have against Borrower, and (iii) all rights to participate in any security now or later to be held by the Managing Agent or any Bank for the Loans. The waivers given in this subsection 8(b)
                                                                ---------------
     shall be effective until the Loans and all other Obligations have been paid and performed in full and all Commitments have been terminated.

(c) Maintaining Parties understand and acknowledge that if the Managing Agent or any Bank forecloses judicially or nonjudicially against any real property security for the Loans, that foreclosure could impair or destroy any ability that Maintaining Parties may have to seek reimbursement, contribution or indemnification from Borrower or others based on any right Maintaining Parties may have of subrogation, reimbursement, contribution or indemnification for any amounts paid by Maintaining Parties under this Agreement. Maintaining Parties further understand and acknowledge that in the absence of this Section 8, such potential impairment or destruction of
                         ---------
     Maintaining Parties' rights, if any, may entitle Maintaining Parties to assert a defense to this Agreement. By executing this Agreement, Maintaining Parties freely, irrevocably and unconditionally: (i) waive and relinquish that defense and agree that Maintaining Parties will be fully liable under this Agreement even though the Managing Agent or the Banks may foreclose judicially or nonjudicially against any real property security for the Loans; (ii) agree that Maintaining Parties will not assert that defense in any action or proceeding which the Managing Agent or the Banks may commence to enforce this Agreement; and (iii) acknowledge and agree that the Managing Agent and the Banks are relying on this waiver in making the Loans, and that this waiver is a material part of the consideration which they are receiving for making the Loans.

          9.   Revival and Reinstatement.  If the Banks are required to pay,
               -------------------------
return or restore to Borrower or any other person any amounts previously paid on the Loans because of any Insolvency Proceeding of Borrower, any stop notice or any other reason, to the extent that the source of such payment was a Cash Equity Contribution from Maintaining Parties pursuant to this Agreement, the obligations of Maintaining Parties shall be reinstated and revived and the rights of the Managing Agent and the Banks shall continue with regard to such amounts, all as though they had never been paid.

          10.  Information Regarding Borrower and the Property.  Before signing
               -----------------------------------------------
this Agreement, Maintaining Parties investigated the financial condition and business operations of Borrower, the present and former condition, uses and ownership of the Property, and such other matters as Maintaining Parties deemed appropriate to assure themselves of Borrower's ability to discharge its obligations under the Loan Documents. Maintaining Parties assume full responsibility for that due diligence, as well as for keeping informed of all matters which may affect Borrower's ability to pay and perform its obligations to the Managing Agent and the Banks. The Managing Agent and the Banks have no duty to disclose to Maintaining Parties any information which they may have or receive about Borrower's financial condition or business operations, the condition or uses of the Property, or any other circumstances bearing on Borrower's ability to perform.

          11.  Subordination.  Any rights of Maintaining Parties, whether now
               -------------
existing or later arising, to receive payment on account of any indebtedness (including interest) owed to them by Borrower or any subsequent owner of the Property, or to withdraw capital invested by them in Borrower, or to receive Distributions from Borrower, shall at all times be subordinate as to lien and time of payment and in all other respects to the full and prior repayment to the Managing Agent and the Banks of the Loans and the other Obligations, except to
                                                                     ------
the extent that such payments or Distributions are expressly contemplated by the Loan Agreement. Maintaining Parties shall not be entitled to enforce or receive payment of any sums hereby subordinated until the Loans and all other Obligations have been paid and performed in full and all Commitments have been terminated and any such sums received in violation of this Agreement shall be received by Maintaining Parties in trust for the Banks.

          12.  Financial Information.  Maintaining Parties shall keep true and
               ---------------------
correct financial books and records, using generally accepted accounting principles consistently applied. Maintaining Parties shall provide to the Banks such financial statements and other information regarding Maintaining Parties as is required under Section 8.1(g) of the Loan Agreement and such other
                  --------------
information concerning their affairs and properties as the Managing Agent or any Bank may reasonably request. Any confidential information of Maintaining Parties so furnished shall be subject to the provisions of Section 12.14 of the
                                                           -------------
Loan Agreement.

          13.  Maintaining Parties' Representations and Warranties.  Each
               ---------------------------------------------------
Maintaining Parties represents and warrants that:

(a) All financial statements and other financial information furnished or to be furnished to the Managing Agent or the Banks by such Maintaining Party are or will be true and correct and do or will fairly represent the financial condition of such Maintaining Party as of the dates and for the periods covered thereby;

(b) All such financial statements were or will be prepared in accordance with Generally Accepted Accounting Principles, consistently applied;

(c) There has been no material adverse change in such Maintaining Party's financial condition since the dates of the statements most recently furnished to the Banks; and

(d) The performance of this Agreement will not violate any indenture, credit agreement or other material agreement to which such Maintaining Party is a party.

          14.  Events of Default.  The Managing Agent may declare Maintaining
               -----------------
Parties to be in default under this Agreement upon the occurrence of any of the following events ("Events of Default"):

(a) Either of the Maintaining Parties fail to perform any of their obligations under this Agreement; or

(b) Either of the Maintaining Parties revoke this Agreement or dispute the validity or coverage thereof or this Agreement becomes ineffective for any reason; or

(c) Any representation or warranty made or given by a Maintaining Party in any Loan Document proves to be false or misleading in any material respect; or

(d) Any Maintaining Party becomes insolvent or the subject of any Insolvency Proceeding and, in the case of an involuntary case, the same continues undismissed or unstayed for ninety (90) calendar days; or

(e)       Any Maintaining Party dissolves or liquidates.

          15.  Authorization; No Violation.  Maintaining Parties are authorized
               ---------------------------
to execute, deliver and perform under this Agreement, which is a valid and binding obligation of each Maintaining Party enforceable against each Maintaining Party in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws, Gaming Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion. No provision or obligation of Maintaining Parties contained in this Agreement violates any Requirement of Law applicable to such Maintaining Party. No such provision or obligation conflicts with, or constitutes a breach or default under, any agreement to which any Maintaining Party is a party.

          16.  Additional and Independent Obligations.  Maintaining Parties'
               --------------------------------------
obligations under this Agreement are in addition to their obligations under any other existing or future guaranties given in connection with the Loan Agreement, and shall remain in full force and effect until they are expressly modified or released in a writing signed by the Managing Agent on behalf the Requisite Banks (or, if required by the terms of the Loan Agreement, all of the Banks). Maintaining Parties' obligations under this Agreement are independent of those of Borrower under the other Loan Documents. The Managing Agent may bring a separate action, or commence a separate reference or arbitration proceeding against any Maintaining Party without first proceeding against Borrower or any other Maintaining Party, any other person or any security that the Managing Agent or the Banks may hold, and without pursuing any other remedy. The rights under this Agreement shall not be exhausted by any action by the Managing Agent or any Bank until the Loans have been paid and performed in full.

          17.  No Waiver; Consents; Cumulative Remedies.  Each waiver by the
               ----------------------------------------
Managing Agent and the Banks must be in writing, and no waiver shall be construed as a continuing waiver. No waiver shall be implied from the Managing Agent's or any Bank's delay in exercising or failure to exercise any right or remedy against Borrower, Maintaining Parties or any security. Consent by the Managing Agent or any Bank to any act or omission by Borrower or Maintaining Parties shall not be construed as a consent to any other or subsequent act or omission, or as a waiver of the requirement for their consent to be obtained in any future or other instance. All remedies of the Managing Agent and the Banks against Borrower and Maintaining Parties are cumulative.

          18.  Release.  This Agreement shall automatically terminate upon (a)
               -------
satisfaction of the Obligations or (b) foreclosure (or a deed in lieu thereof) of the Lien created by the Collateral Documents. Absent such termination, Maintaining Parties shall not be released from their obligations under this Agreement except by a writing signed by the Managing Agent with the consent of all of the Banks.

          19.  Successors and Assigns; Participations.  The terms of this
               --------------------------------------
Agreement shall bind and benefit the legal representatives, successors and assigns of the Managing Agent, the Banks and the Maintaining Parties; provided, however, that Maintaining Parties may not assign this Agreement, or assign or delegate any of their rights or obligations under this Agreement, without the prior written consent of the Managing Agent in each instance. The Banks may sell or assign participations or other interests in the Loans and this Agreement in accordance with Section 12.8 of the Loan Agreement. Also without notice to
                   ------------
or the consent of Maintaining Parties, the Managing Agent and the Banks may disclose any and all information in their possession concerning Maintaining Parties, this Agreement and any security for this Agreement to any actual or prospective purchaser of any securities issued or to be issued by Banks, and to any actual or prospective purchaser or assignee of any participation or other interest in the Loan Documents in accordance with Section 12.14 of the Loan
                                                  -------------
Agreement.

          20.  Governing Law.  This Agreement shall be governed by, and
               -------------
construed in accordance with, the local Laws of the State of Nevada.

          21.  Costs and Expenses.  If any lawsuit, reference or arbitration is
               ------------------
commenced which arises out of, or which relates to this Agreement, the prevailing party shall be entitled to recover from each other party such sums as the court, referee or arbitrator may adjudge to be reasonable attorneys' fees (including reasonably allocated costs for services of in-house counsel) in the action or proceeding, in addition to costs and expenses otherwise allowed by Law. In all other situations, including any Insolvency Proceeding, Maintaining Parties agree to pay all of the Managing Agent's and the Banks' reasonable costs and expenses, including attorneys' fees (including reasonably allocated costs for services of their respective in-house counsel) which may be incurred in any effort to collect or enforce this Agreement. From the time(s) incurred until paid in full, all sums shall bear interest at the Default Rate.

          22.  Integration; Modifications.  This Agreement (a) integrates all
               --------------------------
the terms and conditions mentioned in or incidental to this Agreement, (b) supersedes all oral negotiations and prior writings with respect to its subject matter, and (c) is intended by Maintaining Parties, the Managing Agent and the Banks as the final expression of the agreement with respect to the terms and conditions set forth in this Agreement and as the complete and exclusive statement of the terms agreed to by Maintaining Parties, the Managing Agent and the Banks. No representation, understanding, promise or condition shall be enforceable against any party unless it is contained in this Agreement.

          23.  Waiver of Right to Trial by Jury.  EACH PARTY TO THIS AGREEMENT
               --------------------------------
HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTY HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, THE LOAN AGREEMENT AND ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          24.  Notices.  Notices hereunder shall be in writing and shall be
               -------
delivered in the manner prescribed for notices in the Loan Agreement.

          25.  Miscellaneous.  The illegality or unenforceability of one or more
               -------------
provisions of this Agreement shall not affect any other provision.

          26.  Equipment Lessors' Rights.  Any reference in Paragraph 4 and
               -------------------------
following of this Agreement to Obligations, the Loans, the Loan Agreement and analogous terms shall be deemed to be qualified, where the context requires, by limiting the same to the Banks' Percentage thereof and shall be deemed to be amended, where the context requires, by adding a reference to the Equipment Lessors' Percentage of the obligations under the Equipment Lease. The Managing Agent shall be entitled, as respects the Equipment Lessors, to all of the rights and protections set forth in Article 11 of the Loan Agreement; provided that the
                                                               --------
Equipment Lessors shall not be entitled to any rights under this Agreement if they do not confirm in writing promptly following request by the Managing Agent therefor their acceptance of the indemnification provisions contained in Section
11.7 of the Loan Agreement as to the Equipment Lessors' Percentage of any occurrence covered thereby.

          IN WITNESS WHEREOF, Maintaining Parties have executed this Agreement as of the date first written above by their respective duly authorized officers.

                                   MGM GRAND, INC.,
                                   a Delaware corporation



                                   By: /s/ K. Eugene Shutler
                                       -----------------------------------
                                   Title: Executive Vice President
                                         ---------------------------------

                                   PRIMADONNA RESORTS, INC.,
                                   a Nevada corporation



                                   By: /s/ Craig F. Sullivan
                                      -----------------------------------
                                   Title: Chief Financial Officer
                                         --------------------------------

Accepted:

BANK OF AMERICA NATIONAL TRUST
  AND SAVINGS ASSOCIATION, as
  Managing Agent



By: /s/ L. Chenevert, Jr.
   ----------------------------
Title: Vice President
      -------------------------
                                      -15-